UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 23, 2009

BARNWELL INDUSTRIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5103	72-0496921
(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900

Honolulu, Hawaii 96813

(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01Entry Into a Material Definitive Agreement.

On June 23, 2009, Kaupulehu Developments, a real estate partnership owned 78% by Barnwell Industries, Inc. closed a real estate transaction with WB KD Acquisition 2, LLC (“WBKD”), an affiliate of Westbrook Partners, LLC, developers of Kuki’o Resort in Hawaii and other mainland projects, modifying their 2006 agreement for the development of the Increment 2 portion of the approximately 870 leasehold acre Lot 4A area located adjacent to Kona Village Resort and Hualalai Resort at Kaupulehu, North Kona, Hawaii. WBKD also has now entered into a development lease with Kamehameha Schools, fee owner of the area. Increment 2 of Lot 4A is currently planned for approximately 400 residential units.

Kaupulehu Developments (“KD”) will receive future payments from WBKD based on a percentage of the sales prices of the residential lots or units, ranging from 8% to 10% of the price of improved or unimproved lots or 2.60% to 3.25% of the price of units constructed on a lot, to be determined in the future depending upon a number of variables, including whether the lots are sold prior to improvement. KD in addition will be entitled to receive up to $8,000,000 in additional payments once the members of WBKD have received distributions equal to the capital they invested in the project.

A copy of the press release relating to this transaction is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
99.1	Press release dated June 24, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2009

BARNWELL INDUSTRIES, INC.
By: /s/ Russell M. Gifford
Name: Russell M. Gifford
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release dated June 24, 2009